EXHIBIT 10.3.d

                               SECOND ADDENDUM TO
                              EMPLOYMENT AGREEMENT


         This Second Addendum is to the Agreement and First Addendum thereto each effective December 12, 1996, (collectively "Agreement") and is made and dated as of December 15, 1997, ("Effective Date"), by and between Starcraft Corporation, an Indiana Corporation ("Employer"), and Kelly L. Rose, a resident of Elkhart County, Indiana ("Employee").

                                   WITNESSETH

         WHEREAS, Employee is employed by Employer as its Chairman of the Board and Chief Executive Officer, for itself and each of its subsidiaries ("Job Responsibilities") and Employee has been valuable contributions to the strategic planning, business operations, and financial strength of Employer;

         WHEREAS, Employer desires to encourage Employee to continue to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere; and

         WHEREAS, Employer desires to provide fair and reasonable benefits to Employee from time to time on the terms and conditions set forth in the Agreement as amended from time to time.

         NOW THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, and the continued employment of Employee to perform Job Responsibilities for Employer, Employer and Employee agree to hereby amend the Agreement, each intending to be legally bound, as follows:

         1. Subsection 4 of the Agreement is hereby amended by adding the following to subsection 4, which in all other respects remains in full force and effect except as amended hereby:

               4. It shall not be a breach of this Subsection 4 in the event that Employer and Employee shall mutually agree to reduce Employee's Base Compensation from time to time. Such reductions shall be immediately restored upon the occurrence of any such events of termination and shall be deemed included in the Base Compensation then in effect at the time of any such event of termination. Furthermore, any such decrease in Base Compensation from time to time shall not disqualify Employee from participation in Benefit Plans except as Employee shall agree.

         2. Subsection 8(E) of the Agreement is hereby deleted in its entirety and replaced as follows:


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                  (E) In the event  Employee's  employment  with Employer  shall terminate in the event of Employee's death, pursuant to subsection 7(D), compensation provided for herein (including Base Compensation) shall continue to be paid as provided in subsection 7(C), and from and after the date of Employee's death the spouse of Employee shall be entitled to continue to receive from Employer the Employee's Base Compensation at the rates in effect at the time of termination for five
         (5) additional twelve (12) month periods. In addition, during such periods, Employer will maintain in full force and effect for the continued benefit of the spouse of Employee each Benefit Plan in which the spouse of Employee was entitled to participate immediately prior to the date of death of Employee, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of the spouse of Employee. If the terms of any Benefit Plan, or applicable laws, do not permit continued participation by the spouse of Employee, Employer will arrange to provide to spouse of Employee a benefit substantially similar to, and no less favorable than, the benefit the spouse of Employee was entitled to receive under such Benefit Plans at the time of death of Employee. Employer reserves the right to cause the payments provided for herein to be funded and paid in whole or in part from life insurance, annuities, or other such similar devices, in its sole discretion.

         3. Except as expressly modified by these amendments to the Agreement herein provided, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed and delivered this 22nd day of September, 1998, as of the Effective Date.

"EMPLOYEE"                               "EMPLOYER"

                                         STARCRAFT CORPORATION




/s/ Kelly L. Rose                        By:/s/ Michael H. Schoeffler
-------------------------                ------------------------------
Kelly L. Rose                                     Michael H. Schoeffler

                                         Its:     President